UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2007 (March 6, 2007)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of Company as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Avenue, Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Company's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Company under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 1, 2007, Innofone.com, Incorporated (the “Company”) amended two promissory notes respectively dated July 10, 2006 and July 14, 2006 (the “Notes”) issued by the Company to 55 South Investments (the “Holder”). The Notes were disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 13, 2006 and July 19, 2006 respectively. Capitalized terms used but not defined in this Report shall have the meanings set forth in the Notes.

Pursuant to each amendment, repayment of the Principal by the Company to the Holder shall occur in monthly installments from July 1, 2007 to December 1, 2007 according to a set Repayment Schedule. As allocated in the Repayment Schedule, the Company will also pay (i) simple interest on the unpaid portion of the Principal at a rate of 12% per annum and (ii) a loan origination and due diligence fee of 8% of the full original Principal. In addition, pursuant to each amendment, any of the following shall be considered an Event of Default: (i) any failure of the Company to make payment required under the Note, (ii) any failure of the Company to pay the Principal in full by December 1, 2007, (iii) any failure of the Company to make any payments in full in accordance with the Repayment Schedule within 10 days of any such payment due date, or (iv) the termination by the Company of the Employment Agreements of either Alex Lightman or Gerard Casale, at any time prior to the Company’s full satisfaction of the Note, unless such termination is made at the election of either such employee. Upon the occurrence of any Event of Default, all outstanding principal, interest and fees payable by the Company shall automatically become immediately due and payable without notice, and the Company shall, immediately and without notice, register one million shares of Innofone Stock for resale.

The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of each amendment, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to July 10, 2006 Promissory Note Issued to 55 South Investments
10.2	Amendment to July 14, 2006 Promissory Note Issued to 55 South Investments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2007

INNOFONE.COM, INCORPORATED

By:	/s/ Alex Lightman
Chief Executive Officer and President